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INTERNATIONAL GAME TECHNOLOGY

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February 2013

Forward-Looking Statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding IGT's future performance and financial results (including objectives for fiscal 2013), economic and market conditions impacting the gaming industry, business prospects, strategic and operational plans, uses of cash, and other events. You can identify these statements by the fact that they use words such as "anticipate", "believe", "estimate", "expect", "intend", "project", "plan", "outlook", "opportunity", "on track", and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting IGT's business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for IGT's products; IGT's ability to compete in the gaming industry with new or existing competitors; IGT's ability to develop and introduce new products and their acceptance by IGT's customers; risks related to IGT's international operations; IGT's ability to protect its intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; and future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry. A further list and description of these and other risks, uncertainties and other matters can be found in IGT's annual report and other reports filed with the Securities and Exchange Commission, including under the captions "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in IGT's Annual Report on Form 10-K for fiscal 2012 filed with the Securities and Exchange Commission ("SEC") on November 28, 2012 and IGT's Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2012 and filed with the SEC on February 6, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of IGT's website at www.igt.com. Except as otherwise noted, all information in this presentation is based on information and expectations as of February 8, 2013. IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Non-GAAP Financial Measures. The presentation refers to certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share from continuing operations, and adjusted operating income. Non-GAAP financial measures are used to evaluate business performance and management's effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP to non-GAAP financial measures contained in this presentation are included at the end of this presentation. No reconciliation for adjusted earnings per share from continuing operations for the first quarter of fiscal year 2012 is provided because no adjustments were made to GAAP earnings per share from continuing operations. All references to years are to IGT's fiscal years, unless otherwise noted.

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3 1. Introduction 2. Market Share Gains 3. International Strategy 4. Acquisition Strategy 5. Capital Allocation Strategy 6. Corporate Governance

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5 Global Supplier Revenue •Size and diversity of geographic reach •Most R&D spend in industry ($217m FY2012) •Broadest collection of proprietary and licensed brands •Largest patent portfolio among suppliers •A leader in online gaming (social, real money wagering) •Only investment grade credit in the industry •Deep tribal relationships (45% of Tribal Installed Base) and extensive regulatory relationships Financials ($mm) IGT’sGlobal Competitive Advantages IGT 31% Novomatic 17% BYI 12% ALL 13% WMS 11% Other 16% 2009 IGT 31% Novomatic 15% BYI 12% ALL 11% WMS 10% Other 21% 2012 Market share data based on total revenue reported for the twelvemonth periods ending 12/2009 and 12/2012 Source: Capital IQ and publicly available company reports; Otherincludes Konami, SHFL, MGAM, Ainsworth, Spieloand other miscellaneous FY2010 FY2011 FY2012 Revenues $1,917.2 $1,957.0 $2,150.7 Growth 2.1% 9.9% Gross Profit 1,087.3 1,138.4 1,237.6 Margin 56.7% 58.2% 57.5% Adj. EBITDA (1) $761.4 $782.2 $806.8 Margin 39.7% 40.0% 37.5% IGT Segment FY12 Revenue Representitive Products/Themes $M % of Total Product Sales $967 45% Gaming Operations $1,040 48% Interactive $144 7% (1) Non-GAAP, adjusted for acquisition related charges and impairment & restructuring expenses

6 (1) Non-GAAP, adjusted for acquisition related charges and impairment & restructuring expenses ($ in Millions, except per share data) $2,019 $1,917 $1,957 $2,151 $1,800 $1,900 $2,000 $2,100 $2,200 2009 2010 2011 2012 Revenue 36% 30% 34% 37% 25% 30% 35% 40% 45% 2009 2010 2011 2012 North America Ship Share $0.76 $0.84 $0.93 $1.04 $0.40 $0.60 $0.80 $1.00 $1.20 2009 2010 2011 2012 Adjusted EPS (1) $443 $493 $526 $564 $200 $300 $400 $500 $600 2009 2010 2011 2012 Adjusted Operating Income Adjusted Operating Income (1) Revenue North American Ship Share Adjusted EPS from Continuing Operations (1)

Management Has Made Numerous Strategic and Operational Changes

	2009 →			→ 2012
Strategy	Refinanced over $2.1 billion in short-term debt to preserve IGT's investment grade credit rating	Sweeping corporate governance changes (split Chairman & CEO roles, created a Capital Deployment committee, etc)	Acquired DoubleDown online casino to leverage IGT core content across social on-line casino channel	Completed $400 million Accelerated Share Buyback to reduce overall shares outstanding by ~10%
Operational Efficiency	Installed product development tracking system	Created forecasting tools to ensure on-time game delivery	Implemented Gamebook an improved game ideation and development process	Globalized functional leadership and began global alignment efforts to optimize administrative resources
Operational Effectiveness	Commenced implementation of SAP globally to reduce administrative costs and improve internal controls	Implemented automated order tracking system	Deployed global inventory tracking and supplier management systems	Initiated first ever Six Sigma program to increase product quality and lower production costs
Workforce Engagement	Conducted the first ever employee satisfaction survey	Set up employee appraisal process and results oriented employee bonuses to recognize Peak Performers	Formed Strategic Accounts group to provide heightened service and strategic product planning to key worldwide clients	Implemented management training, corporate social responsibility program, and succession planning

2009 → 2012

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IGT

8 The Great Recession Invest for growth Focus on returns Meaningful growth trajectory North American market expansion Gaming Operations Product Sales Interactive 04/01/09 Patti Hart appointed CEO

9 Key Markets Key Investments FY2009-FY2012 Expected Market Growth •$673 million of R&D spend •Convertible platforms in gaming operations •Drive innovations in system applications like the Cloud •Customer-driven content strategy drives higher performance in product sales •$737 million of capital expenditures •$38 million of R&D spend •$174 million of capital expenditures •Increased sales presence, implemented SAP •$84 million R&D spend •$358 million in acquisitions •Propel content across online, mobile and social North America 3-5% International 7-9% Interactive 15%+

10 Source: CapitalIQ Note: Peer group includes WMS, BYI, and SGMS • Since April 2009, IGT’sstock has outperformed the peer index and is up 58% over that period • From the date that Ms. Hart became CEO, April 1, 2009, through January 30, 2013, IGT’sshare price after adjusting for dividends has increased by nearly 70% Stock Price Performance -40% 0% 40% 80% 120% 160% Apr-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12 Jan-13 IGT Average of Peers +58% +29%

SG&A Focused on Investments in International and Interactive Markets

- North American SG&A is down 22% since Fiscal Q1 2009



Quarterly SG&A
($ in Millions)
$180
$140
$100
$60
$20
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
16.1%
18.7%
16.9%
17.5%
15.7%
17.0%
16.3%
19.1%
18.1%
18.0%
17.4%
18.2%
20.2%
18.7%
19.0%
16.6%
18.9%
$97
$3
$13
$80
$89
$3
$13
$73
$88
$2
$16
$70
$89
$4
$14
$70
$81
$1
$17
$62
$77
$1
$16
$60
$78
$2
$14
$62
$90
$3
$20
$67
$82
$3
$18
$61
$86
$5
$18
$63
$85
$4
$18
$63
$98
$8
$23
$68
$90
$8
$20
$62
$101
$15
$21
$65
$101
$18
$21
$63
$104
$16
$20
$69
$100
$15
$23
$62
Q1 '09
Q2 '09
Q3 '09
Q4 '09
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
North America
International
Interactive
SG&A as % of Revenue

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12 •Doubled our North American replacement share in past 2 years •Floor and ship share leader, reversing past declines, with margins widening again •Broadest global distribution from diverse network of content creators •Customer satisfaction at an all-time high Expanding global leadership •Leveraging hardware and content to drive higher ROI •Maintaining high conversion of revenue to cash •Focused on returning cash to shareholders •Grew adjusted EPS from continuing operations (1) double digits for 3 straight years in FY09-FY12 •Returned $860 million of capital to shareholders in FY09-FY12 Generating superior returns •Acquired and grew the largest social casino in the world •DoubleDownis a Top 5 grossing application on Facebook •We are a leading provider of online and mobile slot content •Expanding the reach and leverage of our content •IGT does business in nearly every legal gaming jurisdiction in the world Pursuing unique growth opportunities (1) Non-GAAP, adjusted for acquisition related charges and impairment & restructuring expenses

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14 Source: Goldman Sachs Slot Manager Survey 2012 • In 2012, IGT was selected by 46% of customers as having highest win per machine, up from 32% in 2011 Customers’Selected Highest Win Per Machine 0% 10% 20% 30% 40% 50% 60% 70% 80% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 IGT BYI WMS T.J. Matthews as CEO (2003 –2009) Loss of 39% in Win / Machine Patti Hart as CEO (2009 –present) Gain of 11% in Win / Machine

15 20% 30% 40% 50% 60% 70% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012E Source: Roth Capital Partners as of 12/5/12 North American Ship Share IGT BYI WMS KNM T.J. Matthews as CEO (2003 –2009) Loss of 32%in Ship Share Patti Hart as CEO (2009 –present) Gain of 3%in Ship Share • North American ship share is at the highest level since 2008 • Ship share has increased to 37% for 2012E from 29% share in 2010

16 North America Replacement Ship Share Source: Capital IQ and publicly available company reports North America Replacement Shipments 2009 2010 2011 2012 2009 2010 2011 2012

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18 • North American slot market remains the single largest gaming market in the world • Gross gaming revenue in Asia heavily dominated by live baccarat tables • IGT maintains an active presence in each market Gross Gaming Revenue Estimated Number of Gaming Machines in Market Source: H2 Gambling Capital Note: Includes Casino GGR and GGR from slot machines outside casinos; f/x: 1.3 euro/dollar $44 $53 $60 $6 $0 $15 $30 $45 $60 $75 EMEA Asia/Pac North America Latin America ($ in Billions) 340,000 280,000 966,000 222,000 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 EMEA Asia/Pac North America Latin America AUS/NZ:219,000

19 Source: Capital IQ, Company Filings $389 $489 $477 $507 $142 $157 $139 $164 N/A $103 $128 $101 $0 $100 $200 $300 $400 $500 $600 2009 2010 2011 2012 IGT BYI WMS International Revenue • Internationally, IGT is the clear leader among domestic gaming equipment manufacturers • International work force fully integrated and scalable in all legal games • Creatively broadening distribution for our leading content through licensing arrangements ($ in Millions)

20 •Reorganized into regional structure for scalability and sharing of best practices •Embedded local salespeople into every important market •Implemented global SAP and salesforce.comtools •Exited/divested low returning product lines that had specific R&D and SG&A costs •Opened development center in Beijing Infrastructure Improvements •Conducted in depth player research to determine theme, bonusingand volatility preferences •Accelerated growth by developing products more aligned to the preferences of target customer segments •Worked with customers and regulators to bring first progressive jackpots to Macau •Moved into higher price point Class III products to leverage global R&D •Growing gaming operations market share •Developed and launched Cloud-based systems product in less than 2 years Content Improvements • We are globalizing our company with an emphasis on increasing returns and scalability

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22 Largest 1 st party content library Largest 1 st party content library Broad strategic relationships Broad strategic relationships Branded and localized portfolio Branded and localized portfolio Content leveraged across channels with high efficiency Content leveraged across channels with high efficiency Increased ROI per game Land-based Casino Channel Video Lottery Channel Online Wagering Channel Mobile Wagering Channel Social / Mobile Gaming Channel Partner Distribution Channel Online Wagering Channel • Diversifying creative input sources and driving content across industry's broadest set of distribution channels globally

23 The sum of DAU by game for the first 90 days after launch Days After Launch

24 • DoubleDownis the second highest grossing game on Facebook, with Daily Average Bookings Per User of ~$0.31, versus a comp of ~$0.05 on rival ZyngaPoker • The acquisition is performing better than anticipated and remains on track to be GAAP accretive in 2014 $0.18 $0.24 $0.25 $0.28 $0.31 $0.06 $0.06 $0.05 $0.05 $0.05 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 12/31/11 3/31/12 6/30/12 9/30/2012 12/31/2012 DoubleDown Zynga Daily Average Bookings per Daily Active User

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26 •Disciplined financial metrics •Focused on talent, technologies, distribution and content •Capacity for strategic acquisitions Core Growth •10 consecutive years •Will support yield at 2% •Paid $335M FY09-12 •$600 million authorized as of 9/30/12 •Long term approach, dependent on valuation •Repurchased $525M FY09- 12 •New product development •International •Content library •Invested $800M in R&D FY09-12 Fund Growth Return to Shareholders Strategic Outlays Share Repurchase Dividends Near-term Maturities •Maintain investment grade credit rating •No near-term need to de- lever the balance sheet further Disciplined Innovation Opportunistic Consistency Conservative • Industry leading installed base generates tremendous cash flow, which IGT uses prudently to fund growth and return capital to shareholders

27 Strategic Outlays Return to Shareholders Capital Expenditures Historical Past 3-Year Average 20% 40% 40% Longer-term > 2 Years Remain Disciplined Overweight bias dependent on valuation Return to averages based on industry conditions Near-term* Next 1 to 2 Years Trend Trend Trend * As currently planned. Does not include the previously announced timing of payments related to the acquisition of DoubleDownInteractive

28 $121 $71 $122 $546 $41 $45 $102 $50 $40 $92 $477 $154 $0 $100 $200 $300 $400 $500 $600 2009 2010 2011 2012 IGT WMS BYI • Since 2009, IGT has returned $860 million in cash to shareholders versus $237 million for WMS and $764 million for BYI • Including its $400 million accelerated stock buyback, the Company has repurchased over 35 million shares, or about 11% of total shares outstanding, over the preceding 12 months Source: company financials (1) Share repurchases plus dividends (2) Cash returned over each companies’respective fiscal year period Cash Returned (1) vs. Competitors (2) ($ in Millions)

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1 • 7 out of 8 independent directors • Chief Executive Officer and Chairman roles are split • Chairman of the board is an independent director • IGT’s directors have not had any interlocking relationships under current management’s tenure • The independent directors regularly meet without management in executive sessions Responsiveness Strong Board Alignment With Industry • Significant gaming, media and communications experience • 50% of directors have relevant industry experience, putting IGT’s board in the top 20% among Gaming Industry peers (1) • Diversity on the board • Annually elected directors • 6 new Directors added since 2008 • Aligning compensation with shareholder interests • No shareholder rights plan • Shareholders may act by written consent The IGT Board Brings Fresh Perspective Median Board Tenure is Less than 3 Years (1) Gaming companies include: Ainsworth, Ameristar, Aristocrat, Bally Technologies, Boyd Gaming, Caesars Entertainment, Isle of Capri, L as Vegas Sands, MGM Resorts, Multimedia Games, Penn National Gaming, Pinnacle Entertainment, Scientific Games, SHFL entertainment, WMS Industries and Wynn Resorts Independence

31 • In 2011, our Compensation Committee reviewed our executive compensation program with our management and our prior independent compensation consultant and approved the following modifications to our executive compensation program effective for fiscal 2012: – Performance-based restricted stock units were introduced as an element of our fiscal 2012 equity award mix and stock options were eliminated – The targeted values of the equity awards granted to our Named Executive Officers were reduced from fiscal 2011 levels – The threshold level of adjusted operating income (before incentives) that had to be achieved in order for a bonus to be payable under our incentive bonus plan was increased from 70%of the targeted level to 80% of the targeted level, and certain other elements of the bonus plan payout formula were modified – We adopted Executive Officer Equity Holding Guidelines • CEO should hold at least 3x base salary ($800,000) • Other officers, depending on seniority, should hold 1–2x base salary

32 • In 2012, IGT'sCompensation Committee made additional changes to the executivecompensation program, taking into account the say-on-pay voting results, meetings with independent consultants, and discussions with certain major institutional shareholders: – Amended CEO stock ownership guidelines to increase requirement to 6x base salary (currently $1,000,000) • Previously 3x base salary (which at the time was $800,000) • Patti Hart, CEO, holds shares equivalent to 7.5x as of January 24, 2013 her base salary even before including vested and unexercised stock options – Increased performance element of long-term incentive awards to a fiscal 2013 equity mix of 60% performance- based RSUs(from 20%) and 40% time-based RSUs(from 80%) – New 3-year measurement period and metrics (EPS and relative total shareholder return) for performance-based RSUsgranted in fiscal 2013 – Adopted a clawbackpolicy – Modified pay positioning so that base pay, annual compensation, and long-term incentive awards are targeted at the median of our peer companies – Revised the peer group used by the Compensation Committee to position IGT near the median of revenue and market capitalization – Implemented double-trigger change in control provisions applicable to performance-based RSUsgranted in fiscal 2013

33 2008 Board Tenure Current Board Tenure Thomas J. Matthews 7 Years Philip G. Satre* 4 Years Chairman, Chief Executive Officer Chairman, Chair of Nominating & Corporate Governance Committee, Member of Capital Deployment Committee and Compliance Committee Robert A. Bittman 8 Years Paget L. Alves* 3 Years Executive Vice President, Product Strategy Chair of Capital Deployment Committee and Member of Compensation Committee Richard R. Burt* 13 Years Janice D. Chaffin* 2 Years Member of Nominating & Corporate Governance Committee and Member of Audit Committee Member of Audit Committee Robert A. Mathewson** 5 Years Greg Creed* 2 Years Member of Compliance Committee Chair of Compensation Committee and Member of Nominating & Corporate Governance Committee Patti S. Hart* 2 Years Patti S. Hart 6 Years Member of Audit & Compensation Committee Chief Executive Officer Robert J. Miller* 8 Years Robert J. Miller* 13 Years Member of Compensation & Compliance Committee Chair of Compliance Committee and Member of Nominating & Corporate Governance Committee Leslie S. Heisz* 5 Years David E. Roberson* 4 Years Member of Audit Committee and Member of Nominating & Corporate Governance Committee Member of Audit Committee and Member of Compensation Committee Frederick B. Rentschler* 16 Years Vincent L. Sadusky* 2 Years Member of Compensation Committee, Member of Nominating & Corporate Governance Committee Chair of Audit Committee and Member of Capital Deployment Committee % Independent 62.5% % Independent 87.5% Median Tenure 7.5 Years Median Tenure 3.5 Years % With Relevant Industry Experience 50.0% % With Relevant Industry Experience 50.0% * Represents Independent Directors ** Represents Formerly Non-Independent Directors Shading indicates director added to board within past four years

34 25% 31% 25% 13% 0% 6% 0% 5% 10% 15% 20% 25% 30% 35% 0%-30% 30%-40% 40%-50% 50%-60% 60%-70% 70%-100% % of Fortune 500 % of Board with Industry Experience 24% 18% 13% 18% 9% 18% 0% 5% 10% 15% 20% 25% 30% 0%-30% 30%-40% 40%-50% 50%-60% 60%-70% 70%-100% % of Fortune 500 % of Board with Industry Experience Sources: Fortune Magazine, Capital IQ Note: For each company in the applicable category, Wells Fargo reviewed the prior work experience and board experience of each director to determine whether he or she had relevant industry experience. The following are the criteria used by Wells Fargo to determine industry experience: whether each individualdirector (i) served as a board member of a company in the same industry or a related industry, (ii) held senior level management positions at a company in the same industry or a related industry, or (iii) had industry knowledge relevant to the company or its products (e.g. scientists or military personnel). Notethat these criteria are not the only criteria that could be used to evaluate industry experience, and if other criteria were used, the outcome of the analysis might differ significantly. Furthermore, this analysis is necessarily based on subjective judgments, including, for instance, determining how to define the relevant industry or whether an individual had relevant industry knowledge. Wells Fargo makes no guarantee that others evaluating industry experience would come to the same conclusions as those outlined on this page. ) (1) Gaming companies include: Ainsworth, Ameristar, Aristocrat, Bally Technologies, Boyd Gaming, Caesars Entertainment, Isle of Capri, Las Vegas Sands, MGM Resorts, Multimedia Games, Penn National Gaming, Pinnacle Entertainment, Scientific Games, SHFL entertainment, WMS Industries and Wynn Resorts • 50% of IGT’sdirectors have meaningful industry experience, in line with theFortune 500 and its peers High 100% Low 0% Mean 47% Median 44% High 75% Low 17% Mean 40% Median 40% 57% 50% 50% 43% 40% 40% 33% 18% 0% 10% 20% 30% 40% 50% 60% MGAM IGT SHFL ALL AGI WMS BYI SGMS % of Directors with Industry Experience Boards of Gaming Equipment Peers with Industry Exp. Boards of Fortune 500 Co. with Industry Exp. Boards of Gaming Co. Peers with Industry Exp. (1)

Board Consisting of Relevant Industry Experience Across Key Disciplines

	Experience
Philip Satre	▪ Chairman and Chief Executive Officer of Harrah's Entertainment, Inc. ▪ Current Board Experience: NV Energy, Inc., Nordstrom Inc., National Center for Responsible Gaming ▪ Prior Board Experience: Harrah's Entertainment, Inc., Rite Aid Corporation ▪ **Significant relevant industry experience**
Patti Hart	▪ Chairman and Chief Executive Officer of Pinnacle Systems Inc. ▪ Chairman and Chief Executive Officer of Excite@Home Inc. ▪ Chairman and Chief Executive Officer of Telocity Inc. ▪ President and Chief Operating Officer of Long Distance Division at Sprint Corporation ▪ Current Board Experience: American Gaming Association ▪ Prior Board Experience: Excite@Home Inc., Telocity Inc., Korn/Ferry International, LIN TV Corp., Pinnacle Systems Inc., Spansion Inc., Yahoo! Inc. ▪ **Over 30 years of operational experience in multiple industries**
Paget Alves	▪ Chief Sales Officer of Sprint Nextel Corporation ▪ President and Chief Operating Officer of Centennial Communications ▪ President and Chief Executive Officer of PointOne Telecommunications, Inc. ▪ Prior Board Experience: GTECH Holdings Corporation, Herman Miller, Inc. ▪ **Significant sales, communications and technology expertise; relevant industry experience**
Greg Creed	▪ Chief Executive Officer of Taco Bell Corporation ▪ Chief Operating Officer of Yum! Brands, Inc. ▪ **Strong consumer and retail background and executive management experience**

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Board Consisting of Relevant Industry Experience Across Key Disciplines

	Experience
David Roberson(1)	▪ Senior Vice President at Hewlett-Packard Co. ▪ President and Chief Executive Officer of Hitachi Data Systems Corporation ▪ Current Board Experience: Quantum Corp., TransLattice, Inc., RagingWire Enterprise Solutions, Inc. ▪ Prior Board Experience: Spansion Inc. ▪ **Strong technology background and executive management experience**
Vincent L. Sadusky(1)	▪ Chief Executive Officer and President of LIN TV Corp. ▪ Chief Financial Officer and Treasurer of Telemundo Communications, Inc. ▪ Attestation and consulting services at Ernst & Young, LLP ▪ Current Board Experience: LIN TV Corp., NBC Affiliates, Open Mobile Video Coalition ▪ Prior Board Experience: JVB Financial Group, LLC, Maximum Service Television, Inc. ▪ **Strong media background and executive management experience**
Janice Chaffin	▪ Group President, Consumer Business Unit for Symantec Corporation ▪ Various Management and Marketing Leadership Positions at Hewlett-Packard Company ▪ Current Board Experience: Member of the advisory council of Illuminate Ventures ▪ Prior Board Experience: Informatica Corporation ▪ **Strong technology background and executive management experience**
Robert Miller	▪ Principal of Robert J. Miller Consulting ▪ Senior Advisor and Principal of Dutko Worldwide ▪ Partner at Jones Vargas ▪ Governor of Nevada: 1989–1999 ▪ Current Board Experience: Wynn Resorts ▪ Prior Board Experience: Newmont Mining Corporation, Zenith National Insurance Corporation ▪ **Over 20 years of legal and regulatory experience in core Nevada market; significant industry and public company board experience**

(1) Audit committee financial expert

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Ader/Mathewson Candidates Should Not Be On This Board

Charles N. Mathewson	▪ Since Mr. Mathewson last served as CEO, the industry and technology have changed dramatically.
	▪ Mr. Mathewson **has advocated a return to an outmoded business model** that does not reflect the changes in gaming trends, technologies, customer demand and industry dynamics of the last ten years
	▪ Mr. Mathewson supported the nomination of T.J. Matthews as Chairman and CEO of IGT, who executed failed strategies that wiped out **$6.6 billion or 70% of IGT's market capitalization during his tenure**
	    ▪ IGT suffered loss of ship share, erosion of brand value and stagnant revenue under his management
	▪ Following his retirement from the Board in 2003, Mr. Mathewson maintained a suite of offices for himself and his personal legal and financial advisors and received other perks at IGT until September 15, 2010 when the current management team withdrew such privileges in order to reduce unnecessary expenses
	    ▪ Mr. Mathewson **continued to exert his influence on the company and push his own agenda**
	▪ Contrary to Mr. Mathewson's public statements, he **does not meet the NYSE's standards for director independence**

Raymond J. Brooks, Jr.	▪ Mr. Brooks' experience as a distressed investor and turnaround manager are not relevant to IGT's current financial health and growth outlook
	▪ **No relevant industry experience**
	▪ **No public company board experience**
	▪ Mr. Brooks' senior management experience credentials are limited to his role as CEO at two private companies, both of which primarily entailed distressed situations
	    ▪ Mr. Brooks was appointed as CEO of ACA Financial due to his work restructuring this entity, a process that significantly eroded shareholder value
	    ▪ Mr. Brooks also served as CEO of Pine Creek Investors, a company focused on distressed debt and distressed companies

Daniel B. Silvers	▪ Mr. Silvers has **no relevant operating or management experience** in the gaming industry ▪ Mr. Silvers has collectively less than 5 years of experience as a board member, comprised of 2+ years at India Hospitality Corp, which was delisted in March 2012, and 2 years at Universal Health System ▪ **Mr. Silvers has no executive management experience** other than serving under the direction and supervision of Mr. Ader (at Ader Investment Management, HCCP Manager and India Hospitality Corp.) ▪ Mr. Silvers' employment by Mr. Ader could inappropriately influence him as a member of IGT's Board

37

38 • IGT has made significant operational and financial progress in recent years with the addition of its new Directors • IGT has a clear, concise, and publicly communicated growth strategy and is on track to meet our strategic goals • Cash returned to shareholders is among the highest of its peers while taking market share from competitors • IGT continues to leverage great content and build on its platform creating the world’s largest social casino • The dissident slate does not have a long-term strategy nor does it bring an incremental discipline to IGT’sBoard • Recently reported Q1 FY2013 results, including adjusted earningsper share from continuing operations (1) of $0.28, beating consensus of $0.24 and up 65% year over year – Total revenues up 19% – North American product sales revenues up 54% – Replacement unit sales up 82% (1) Non-GAAP, adjusted for acquisition related charges and impairment & restructuring expenses

39

Research Community Appreciates the Strategic Merit of DoubleDown

- "We see it as strategically sound, and believe there is growth potential for this division. DoubleDown has a solid market position, which should enable IGT to monetize its game content online, and help drive growth from its B2B operations as it extends its social gambling products to its land-based casino customers. We believe its unique slot content could prove to be a significant competitive advantage."
  - Vaughan Lewis, Morgan Stanley (11/14/12)
- "…it is hard to dispute that the Social Gaming segment, aka: DoubleDown, has been an upside surprise. The business, as it stands today, continues to grow bookings, and is already on a $140 mm plus run rate revenue trajectory at a 60%+ gross margin."
  - Carlo Santarelli, Deutsche Bank (12/6/12)
- "Second, in contrast to a number of our colleagues on the Street, we continue to grow more comfortable with the Double Down brand. While we recognize the entity remains dilutive to earnings, we do not believe recent revenue growth trends nor the favorable margin structure (60%+) should be overlooked."
  - Steven M. Wieczynski, Stifel Nicolaus (1/23/13)
- "Thus far, we believe IGT is monetizing the Double Down opportunity effectively, and can generate stronger revenue as well as operating leverage as it retools existing IGT games for the Facebook and mobile platforms, as well as expands the number of languages in which its games can be played. Further, we believe that, in terms of engagement, Double Down Casino is performing better than Zynga Poker."
  - Edward Williams, BMO (1/23/13)
- "Double Down is showing faster growth than we have modeled, which could be a bigger deal as the absolute numbers for that business get larger"
  - Steven Kent, Goldman Sachs (1/23/13)

40

41 Source: Capital IQ, company filings $116 $129 $211 $239 $311 $344 $298 $257 $240 $205 $209 $78 $95 $129 $137 $188 $202 $217 $194 $189 $195 $217 $194 $224 $340 $375 $499 $546 $515 $451 $430 $400 $426 11% 11% 14% 16% 20% 21% 21% 22% 22% 20% 20% 0% 7% 14% 21% 28% 35% $0 $200 $400 $600 $800 $1,000 $1,200 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 CapEx R&D Capital Expenditures + R&D (as % of Revenue) ($ in Millions) Prudent Investments in Organic Growth

42 Consideration Philosophy •Retain top talent; inculcate into our culture •Bolster leadership (new CTO, CMO) •Transfer knowledge among new hires, key employees •Leverage IGT content •Execute on planned financial, employee growth ($ in Millions)

43 • Current management reversed course away from less profitable Stand Alone pricing model and focused on a Wide Area Pricing model to improve profitability – Reemphasis on Wide Area Progressive development is beginning to reverse the negative trend Domestic MegaJackpotsInstalled Base Trends 3 5 6 7 10 48% 48% 38% 38% 37% 0% 15% 30% 45% 60% 3 6 9 12 FY08 FY09 FY10 FY11 FY12 # of New Releases New Wide Area Progressive Releases Wide Area Progressive as a % of total installed Source: Company financials

44 •Asian eTablegaming market estimated at $26 million •Reported gross margins from current participants are well below that of any of our businesses •The global addressable eTablesmarket revenue is similar to DoubleDown’srevenue in the last reported quarter on an annual basis •Macau market is currently at maximum allowable seats (5500) with expected growth of 3% per year Market Challenges •Games are largely based on public domain content limiting potential for IP differentiation •Differentiation is based on heavy industrial design characteristics of the physical device, driving high development and capital costs •To match main competitors cost position, development and manufacturing would have to reside outside the United States Product Challenges • We believe pursuing expansion into the eTablesmarket outside of the U.S. is not in the best interest of our shareholders and would have a dilutive impact to our returns on capital and profitability Source: Roth Capital, Union Gaming, Company estimates

45 Important Additional Information International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’sdirectors and executive officers in IGT stock, restricted stockunits and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’swebsite (www.igt.com) in the section “Investor Relations.”More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT’s2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’swebsite at www.igt.comor by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

Non-GAAP Reconciliations

Year Ended September 30, 2012

	Continuing Operations		
	Operating Income	Net Earnings [a]	Diluted EPS
GAAP measures	$ 421.7	$ 249.7	$0.86
% of revenue	20%		
Acquisition related charges: [b]			
Contingent retention & earn-out	69.1	44.1	0.15
Amortization of intangibles	19.1	12.2	0.04
Professional fees	5.8	3.7	0.01
Impairment and restructuring:			
Patents (Walker Digital)	14.6	9.3	0.03
Notes (Alabama)	12.8	8.1	0.03
Entraction reorganization	15.1	(29.6)	(0.10)
Distributor settlement	3.1	2.0	0.01
Severance	2.5	1.6	0.01
Total non-GAAP adjustments	142.1	51.4	0.18
Adjusted measures	$ 563.8	$ 301.1	$1.04
% of revenue	26%		

[a] Adjustments tax effected at 37%, except Entraction impairment included tax benefit of $44.7 million
[b] Primarily related to DoubleDown

Quarter Ended December 31, 2012

	Continuing Operations		
	Operating Income	Net Earnings [a]	Diluted EPS
GAAP measures	$ 118.4	$ 65.3	$0.24
% of revenue	22%		
Acquisition related charges: [b]			
Contingent retention & earn-out	17.5	11.5	0.04
Amortization of intangibles	6.7	4.4	0.02
Royalty Settlement	(5.0)	(5.0)	(0.02)
Total non-GAAP adjustments	19.2	10.9	0.04
Adjusted measures	$ 137.6	$ 76.2	$0.28
% of revenue	26%		

[a] Adjustments tax effected at 34%, except no tax effect on royalty settlement
[b] Primarily related to DoubleDown

Year Ended September 30, 2011

	Continuing Operations		
	Operating Income	Net Earnings [a]	Diluted EPS
GAAP measures	$ 504.9	$ 292.3	$0.97
% of revenue	26%		
IP Usage settlements	4.8	3.0	0.01
Impairment	15.8	10.0	0.03
Investment gain	-	(4.3)	(0.01)
Certain discrete tax items (benefits)	-	(22.1)	(0.07)
Total non-GAAP adjustments	20.6	(13.4)	(0.04)
Adjusted measures	$ 525.5	$ 278.9	$0.93
% of revenue	27%		

[a] Adjustments tax effected at 36%

46

IGT

47 Year Ended September 30, 2010 Operating Income Net Earnings (a) Diluted EPS GAAP measures 424.8$ 219.6$ $0.73 % of revenue 22% Impairment and restructuring 68.4 42.6 0.15 Investment loss (no tax benefit) - 19.9 0.07 Debt refinancing charges - 2.5 0.01 Certain discrete tax items (benefits) - (36.7) (0.12) Total non-GAAP adjustments 68.4 28.3 0.11 Adjusted measures 493.2$ 247.9$ $0.84 % of revenue 26% (a) Adjustments tax effected at 38% Continuing Operations Year Ended September 30, 2009 Operating Income Net Earnings (a) Diluted EPS GAAP measures 332.4$ 148.7$ $0.50 % of revenue 16% Impairment and restructuring 109.1 68.2 0.24 Investment loss - 14.4 0.05 Debt refinancing charges 1.8 3.0 0.01 Certain discrete tax items (benefits) - (17.1) (0.06) Total non-GAAP adjustments 110.9 68.5 0.24 Adjusted measures 443.3$ 217.2$ $0.74 % of revenue 22% (a) Adjustments tax effected at 38% Continuing Operations Adjusted EBITDA For The Years Ended September 30, 2012 2011 2010 GAAP Income from continuing operations 249.7$ 292.3$ 219.6$ Other (income) expense, net 78.9 77.0 119.9 Income tax provision 93.1 135.6 85.3 Depreciation and amortization 240.3 221.8 228.2 Other charges: Share-based compensation 33.2 39.7 40.0 Contingent acquisition related costs 69.1 - - Impairment and restructuring 42.5 15.8 68.4 Adjusted EBITDA 806.8$ 782.2$ 761.4$ Adjusted EBITDA Margin 38% 40% 40% Adjusted Revenues 2,150.7$ 1,955.0$ 1,917.2$